Exhibit (h)(153)

December 12, 2022

Mr. David Kelley

Janus Henderson Services US LLC

151 Detroit Street

Denver, Colorado 80206

Dear Mr. Kelley:

Attached is revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as is further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Henderson Services US LLC (“Janus Services”). The purpose of the revision is to reflect the establishment of Janus Henderson U.S. Dividend Income Fund as a new series of the Trust effective on or about December 20, 2022.

Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.

Please indicate your acceptance of the foregoing by executing this letter agreement.

Janus Investment Fund

By:	/s/ Abigail Murray
Abigail Murray
Vice President, Secretary, and Chief Legal
Officer of the Trust

Janus Henderson Services US LLC

By:	/s/ David Kelley
David Kelley
President

Janus Henderson Investors 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com

APPENDIX A

Janus Investment Fund

Janus Henderson Absolute Return Income Opportunities Fund
Janus Henderson Adaptive Global Allocation Fund
Janus Henderson Adaptive Risk Managed U.S. Equity Fund
Janus Henderson Asia Equity Fund
Janus Henderson Balanced Fund
Janus Henderson Contrarian Fund
Janus Henderson Developed World Bond Fund
Janus Henderson Emerging Markets Fund
Janus Henderson Enterprise Fund
Janus Henderson European Focus Fund
Janus Henderson Flexible Bond Fund
Janus Henderson Forty Fund
Janus Henderson Global Allocation Fund – Conservative
Janus Henderson Global Allocation Fund – Growth
Janus Henderson Global Allocation Fund – Moderate
Janus Henderson Global Bond Fund
Janus Henderson Global Equity Income Fund
Janus Henderson Global Life Sciences Fund
Janus Henderson Global Real Estate Fund
Janus Henderson Global Research Fund
Janus Henderson Global Select Fund
Janus Henderson Global Sustainable Equity Fund
Janus Henderson Global Technology and Innovation Fund
Janus Henderson Government Money Market Fund
Janus Henderson Growth and Income Fund
Janus Henderson High-Yield Fund
Janus Henderson International Opportunities Fund
Janus Henderson Mid Cap Value Fund
Janus Henderson Money Market Fund
Janus Henderson Multi-Sector Income Fund
Janus Henderson Overseas Fund
Janus Henderson Research Fund
Janus Henderson Responsible International Dividend Fund
Janus Henderson Short Duration Flexible Bond Fund
Janus Henderson Small-Mid Cap Value Fund
Janus Henderson Small Cap Value Fund
Janus Henderson Triton Fund
Janus Henderson U.S. Dividend Income Fund
Janus Henderson Venture Fund

Janus Henderson Investors 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com